Exhibit 3.1

Electronic Articles of Incorporation For OPTILEAF, INC.	P14000066797 AUGUST 11, 2014 Sec. Of State sgilbert

OPTILEAF , INCORPORATED

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

OPTILEAF, INCORPORATED

Article II

The principal place of business address:

3049 Delta Drive

Colorado Springs, CO 80910

The mailing address of the corporation is:

3049 Deltra Drive

COLORADO SPRINGS, CO 80910

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

JAMES S BYRD

100 E. Sybelia Avenue, Suite 215

MAITLAND, FL. 32751

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES S BYRD

Article VI

The name and address of the incorporator is: JAMES BYRD 100 E. SYBELIA AVENUE, SUITE 215 MAITLAND, FL 32751	P14000066797 AUGUST 11, 2014 Sec. Of State sgilbert

Electronic Signature of Incorporator: JAMES BYRD

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO/CTO

THOMAS TRAN

3049 Delta Drive

Colorado Springs, CO 80910

Title: CSO

MICHAEL JANZEN

3049 Delta Drive

Colorado Springs, CO 80910

Title: COO/CFO

NICK NGUYEN

3049 Delta Drive

Colorado Springs, CO 80910